Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of The Barbers, Hairstyling for Men & Women, Inc. for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated October 31, 1997, with respect to the consolidated financial statements of The Barbers, Hairstyling for Men & Women, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 25, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
August 17, 1998